Exhibit 32.1
Certification Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant To Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report on Form 10-Q of Aspect Software Group Holdings Ltd. (the Company) for the six months ended June 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the Report), each of the undersigned, Stewart M. Bloom, Chairman and Chief Executive Officer, and Robert J. Krakauer, Executive Vice President and Chief Financial Officer, of the Company, certifies, to the best knowledge and belief of the signatory, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ STEWART M. BLOOM	/s/ ROBERT J. KRAKAUER
Chairman and Chief Executive Officer	Executive Vice President and Chief Financial Officer

Date: August 12, 2013	Date: August 12, 2013